                                                                    EXHIBIT 3(i)


                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                               HE HOLDINGS, INC.

          HE Holdings, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation law of the State of Delaware (the "DGCL"), does hereby certify as follows:

          1. The present name of the Corporation is HE Holdings, Inc. The Corporation was originally incorporated under the name "Hughes Aircraft Company" and its original certificate of incorporation was filed with the office of the Secretary of State of the State of Delaware on December 17, 1953.

          2. This Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation and by the sole stockholder of the Corporation in accordance with Sections 228, 242 and 245 of the DGCL.

          3. This Amended and Restated Certificate of Incorporation restates and integrates and further amends the certificate of incorporation of the Corporation, as heretofore amended (the "Certificate of Incorporation").

          4. Upon the filing (the "Effective Time") of this Certificate of Incorporation pursuant to the DGCL, all shares of the Corporation's common stock, no par value per share, issued and outstanding immediately prior to the Effective Time (the "Old Common Stock") shall be reclassified as and changed into an aggregate of 102,630,503 validly issued, fully paid, and non-assessable shares of Class A Common Stock, par value $.01 per share ("Hughes Class A Common Stock"), without any action by the holder thereof. At the Effective Time, the share certificate(s) that theretofore represented shares of Old Common Stock shall thereafter represent the reclassified shares of Hughes Class A Common Stock.

          5. The text of the Certificate of Incorporation is amended and restated in its entirety as follows:

                                   ARTICLE I.
                                      Name

          The name of the corporation (which is hereinafter referred to as the "Corporation") is: "HE Holdings, Inc."

                                   ARTICLE II
                                Registered Agent

          The address of the Corporation's registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III
                                    Purpose

          The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware (the "DGCL").

                                   ARTICLE IV
                                  Capital Stock

          Section 1. The Corporation is authorized to issue 1,650,000,000 shares of capital stock, of which (a) 1,450,000,000 shares shall be shares of Common Stock, $.01 par value per share ("Common Stock"), and which shares of Common Stock shall be divided into two classes, 450,000,000 shares of Common Stock shall be shares of Class A Common Stock ("Class A Common Stock") and 1,000,000,000 shares of Common Stock shall be shares of Class B Common Stock ("Class B Common Stock"), and (b) 200,000,000 shares shall be shares of Preferred Stock, $.01 par value per share ("Preferred Stock").

          SECTION 2. Common Stock.
                    ------------

          (a) Until the time that any shares of Class B Common Stock are first issued, the powers, preferences and rights, and the qualifications, limitations and restrictions of the Common Stock are as follows:

              (i) Voting Rights. Except as otherwise required by law, the
                  -------------
holders of Class A Common Stock will be entitled to one vote per share on all matters to be voted on by the Corporation's stockholders.

              (ii) Dividends. The holders of Class A Common Stock will be
                   ---------
entitled to dividends if, when and as declared by the Corporation's board of directors, out of funds legally available therefor, whether payable in cash, property or securities of the Corporation.

          (b) From and after the time that any shares of Class B Common Stock are first issued, the powers, preferences and rights, and the qualifications, limitations and restrictions of the Common Stock are as follows:

              (i) Voting.  The voting rights of the holders of record of shares
                  ------
of Class A Common Stock and Class B Common Stock on the relevant record date for each annual or special meeting of stockholders of the Corporation shall be as set forth below:

              (A) With respect to the election or removal of directors (x) the holders of record of shares of Class B Common Stock shall be entitled to one (1) vote for each share of Class B Common Stock standing in each such person's name on the stock transfer records of the Corporation, which votes shall represent in the aggregate 19.9% of the total voting power of all holders of Common Stock entitled to vote thereon, and (y) the holders of record of shares of Class A Common Stock shall be entitled to such number of votes for each share of Class A Common Stock standing in each such person's name on the stock transfer records of the Corporation as shall be necessary to entitle the holders of all shares of Class A Common Stock to vote, in the aggregate, 80.1% of the total voting power of all holders of Common Stock entitled to vote thereon. Promptly following the fixing of a record date for each annual or special meeting of stockholders at which directors are to be elected or a vote with respect to removal is to be taken, the Board of Directors of the Corporation (the "Board") shall determine the number of votes per share of Class A Common Stock that each holder of record of Class A Common Stock shall be entitled to cast to implement the foregoing. The determination of such number of votes by the Board shall be final and shall be set forth in the notice of such meeting of stockholders delivered to the holders of Common Stock.

              (B) With respect to all matters on which holders of Common Stock shall be entitled to vote other than the election or removal of directors, each share of Class A Common Stock and each share of Class B Common Stock shall be entitled to cast one (1) vote per share, and the approval of any such matter shall require the affirmative vote of the holders of the shares of Class A Common Stock and the shares of Class B Common Stock outstanding at the relevant record date, with each class voting separately, in each case acting by such vote as would be required under applicable law were such class of Common Stock the only class of Common Stock of the Corporation then outstanding (or by such greater vote than would be required under applicable law as may be set forth herein or in the by-laws of the Corporation), as well as the approval of the holders of any class or series of Preferred Stock which may be entitled to vote thereon.

          (ii) Dividends.  Subject to the rights of the holders of any class or
               ---------
series of outstanding Preferred Stock, and subject to any other provisions hereof and applicable law, holders of shares of Class A Common Stock and holders of shares of Class B Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board from time to time out of assets or funds of the Corporation legally available therefor; provided that if a dividend or other distribution on any Common Stock is declared or paid by the Corporation (which declaration and payment shall be solely in the discretion of the Board), including, but not limited to, dividends or other distributions payable in cash, Common Stock or options or warrants to purchase Common Stock or securities exchangeable for or convertible into Common Stock, or other securities or property of the Corporation, such dividend or other distribution shall be declared and paid to the holders of Class A Common Stock and Class B Common Stock, and the holders of shares of Class A Common Stock and the holders of shares of Class B Common Stock shall be entitled to receive the same amount per share of any such dividends and other distributions in cash, securities or property of the Corporation (and with respect to dividends or distributions not in cash, in the same form); provided, however, that nothing in this Article IV shall prevent the declaration of a dividend or other distribution of shares of Class A Common Stock to holders of Class A Common Stock and shares of Class B Common Stock to holders of Class B Common Stock so long as, immediately following such dividend or other distribution, the number of shares of Class A Common Stock and Class B Common Stock then outstanding bears the same relationship to each other as did the number of shares of Class A Common Stock and Class B Common Stock outstanding immediately prior to such dividend or other distribution.

          (iii) Split, Subdivision or Combination.  In the case of any split,
                ---------------------------------
sub division, combination or reclassification of Class A Common Stock or Class B Common Stock, the shares of Class B Common Stock or Class A Common Stock, as the case may be, shall also be split, subdivided, combined or reclassified so that the number of shares of Class A Common Stock and Class B Common Stock outstanding immediately following such split, subdivision, combination or reclassification shall bear the same relationship to each other as did the number of shares of Class A Common Stock and Class B Common Stock outstanding immediately prior to such split, subdivision, combination or reclassification.

          (iv) Liquidation, Dissolution, Mergers, etc.  In the event of any
               --------------------------------------
liquidation, dissolution or winding up (either voluntary or involuntary) of the Corporation, the holders of Class A Common Stock and the holders of Class B Common Stock shall be entitled to receive the assets and funds of the Corporation available for distribution, after payments to creditors and to the holders of any Preferred Stock of the Corporation that may at the time be outstanding, in proportion to the number of shares held by them, respectively, without regard to class. In the event of any corporate merger, consolidation, purchase or acquisition of property or stock, or other reorganization in which any consideration is to be received by the holders of Class A Common Stock or the holders of Class B Common Stock, the holders of Class A Common Stock and the holders of Class B Common Stock shall receive the same type and amount of consideration on a per share basis.

          (v) Repurchases, etc.  The Corporation shall not directly or
              ----------------
indirectly redeem, purchase, repurchase or otherwise acquire for consideration (including, without limitation, by directly or indirectly assisting or supporting any other person or entity in any direct or indirect redemption, purchase, repurchase or other acquisition for consideration), and shall not directly or indirectly in any other fashion agree to, facilitate, condone or support in any way or manner whatsoever any direct or indirect redemption, purchase, repurchase or other acquisition for consideration by any person or entity of, any shares of Common Stock unless such redemption, purchase, repurchase or other acquisition is effected ratably in accordance with the number of outstanding shares of Class A Common Stock and Class B Common Stock, is for consideration of the same type and amount as to shares of Class A Common Stock and shares of Class B Common Stock, and is not in any other way prejudicial to the rights of the holders of one class of Common Stock in favor of the other class of Common Stock; provided, however, that in the case of an offer to purchase shares of Common Stock by the Corporation made to all holders of Common Stock, the Corporation shall purchase shares of Common Stock ratably in accordance with the number of shares of each class of Common Stock tendered thereunder.

          (vi) Rights Otherwise Identical.  Except as expressly set forth
               --------------------------
herein, the rights of the holders of Class A Common Stock and the rights of the holders of Class B Common Stock shall be in all respects and for all purposes and in all circumstances absolutely and completely identical, and the Corporation shall not in any other manner directly or indirectly take any other action or in any other fashion agree to, facilitate, condone or support any transaction in which the holders of the Class A Common Stock and the Class B Common Stock are subject to discriminatory or unequal treatment.

          SECTION 3.  Preferred Stock.  The Preferred Stock may be issued from
                      ---------------
time to time in one or more series. The Board is hereby authorized to provide by resolution from time to time for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the DGCL (hereinafter referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, privileges, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

      (a) the designation of the series, which may be by distinguishing number, letter or title;

      (b) the number of shares of the series, which number the Board may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);

      (c) whether dividends, if any, shall be cumulative or noncumulative, and, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative;

      (d) the rate of any dividends (or method of determining such dividends) payable to the holders of the shares of such series, any conditions upon which such dividends shall be paid and the date or dates or the method for determining the date or dates upon which such dividends shall be payable;

      (e) the price or prices (or method of determining such price or prices) at which, the form of payment of such price or prices (which may be cash, property or rights, including securities of the same or another corporation or other entity) for which, the period or periods within which and the terms and conditions upon which the shares of such series may be redeemed, in whole or in part, at the option of the

          Corporation or at the option of the holder or holders thereof or upon the happening of a specified event or events, if any;

      (f) the obligation, if any, of the Corporation to purchase or redeem shares of such series pursuant to a sinking fund or otherwise and the price or prices at which, the form of payment of such price or prices (which may be cash, property or rights, including securities of the same or another corporation or other entity) for which, the period or periods within which and the terms and conditions upon which the shares of such series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

      (g) the amount payable out of the assets of the Corporation to the holders of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

      (h) provisions, if any, for the conversion or exchange of the shares of such series, at any time or times at the option of the holder or holders thereof or at the option of the Corporation or upon the happening of a specified event or events, into shares of any other class or classes or any other series of the same or any other class or classes of stock, or any other security, of the Corporation, or any other corporation or other entity, and the price or prices or rate or rates of conversion or exchange and any adjustments applicable thereto, and all other terms and conditions upon which such conversion or exchange may be made;

      (i) restrictions on the issuance of shares of the same series or of any other class or series, if any; and

      (j) the voting rights, if any, of the holders of shares of the series.

          SECTION 4.  Series A Junior Participating Preferred Stock.  The Board
                      ---------------------------------------------
hereby authorizes the issuance of the Series A Junior Participating Preferred Stock as follows:

          (a) Designation and Amount.  The shares of such series shall be
              ----------------------
designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be 4,000,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce
                                      --------
the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

           (b) Dividends and Distributions.
               ---------------------------

               (i) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of shares of Class A Common Stock and Class B Common Stock of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (A) $1 or (B) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (B) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (ii) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (i) of this subsection immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

          (iii) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

           (c) Voting Rights.  The holders of shares of Series A Preferred Stock
               -------------
shall have the following voting rights:

               (i) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

              (ii) Except as otherwise provided herein, in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Class B Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

              (iii) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

           (d) Certain Restrictions.
               --------------------

               (i) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 4(b) are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                   (A) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

                   (B) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                   (C) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

                   (D) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

              (ii) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (i) of this Section 4(d), purchase or otherwise acquire such shares at such time and in such manner.

          (e) Reacquired Shares.  Any shares of Series A Preferred Stock
              -----------------
purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

          (f) Liquidation, Dissolution or Winding Up.  Upon any liquidation,
              ----------------------------------- --
dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (g) Consolidation, Merger, etc.  In case the Corporation shall enter
              ---------------------------
into any consolidation, merger, other than the merger of Raytheon Company with and into the Corporation, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (h) No Redemption.  The shares of Series A Preferred Stock shall
              -------------
not be redeemable.

          (i) Rank.  The Series A Preferred Stock shall rank, with respect to
              ----
the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation's Preferred Stock.

          (j) Amendment.  The Certificate of Incorporation of the Corporation
              ---------
shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

          SECTION 5.  General.  The Common Stock shall be subject to the express
                      -------
terms of the Preferred Stock and any series thereof. Except as otherwise provided by law or by the resolution or resolutions adopted by the Board designating the rights, powers and preferences of any series of Preferred Stock, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote. The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

                                    ARTICLE V
                               Stockholder Action

          Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of stockholders of the Corporation for any purpose or purposes may be called only by the Board pursuant to a resolution stating the purpose or purposes thereof approved by a majority of the total number of directors which the Corporation would have if there were no vacancies (the "Whole Board") or by the Chairman of the Board and any power of stockholders to call a special meeting is specifically denied. No business other than that stated in the notice shall be transacted at any special meeting.

                                    ARTICLE VI
                               Board of Directors

          SECTION 1.  Number, election and terms.  The number of directors of
                      --------------------------
the Corporation shall be, except as otherwise fixed by or pursuant to the provisions of Article IV relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, fixed from time to time exclusively pursuant to a resolution adopted by a majority of the Whole Board (but shall not be less than three). The directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, one class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1998, another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1999, and another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2000, with each director to hold office until such person's successor is duly elected and qualified. At each succeeding annual meeting of stockholders, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until such person's successor shall have been duly elected and qualified.

          SECTION 2.  Stockholder nomination of director candidates; Stockholder
                      ----------------------------------------------------------
Proposal of Business.  Advance notice of stockholder nominations for the
--------------------
election of directors and of the proposal of business by stockholders shall be given in the manner provided in the By-Laws of the Corporation, as amended and in effect from time to time.

          SECTION 3.  Newly created directorships and vacancies.  Except as
                      -----------------------------------------
otherwise provided for or fixed by or pursuant to the provisions of Article IV relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, (i) newly created directorships resulting from any vacancies on the Board resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board, and not by the stockholders and (ii) newly created directorships resulting from any increase in the number of directors after the adoption of a resolution by a majority of the Whole Board in accordance with
Section 1 of this Article VI shall be filled by the affirmative vote of the holders of Common Stock, voting in accordance with the provisions of Section 2(a)(i) of Article IV regarding election of directors at the next succeeding annual or special meeting of stockholders. Any director appointed in accordance with clause (i) of the preceding sentence shall hold office until the next annual or special meeting of stockholders and until such director's successor shall have been duly elected and qualified. Any director elected in accordance with clause (ii) of the preceding sentence shall hold office for the remainder of the full term of the class of director in which the new directorship was created and until such director's successor shall have been duly elected and qualified. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

          SECTION 4.  Removal.  Subject to the rights of any class or series of
                      -------
stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, any director may be removed from office only for cause by the affirmative vote of the holders of the shares of Common Stock, voting together as a single class in the same manner and with the same votes per share as provided in Section 2(a)(i) of Article IV with respect to the election of directors (i.e. with the holders of Class A Common Stock having 80.1% of the total voting power to remove directors and the number of votes per share necessary to achieve such voting power determined by the Board).

                                  ARTICLE VII
                                    By-Laws

          The By-Laws may be altered or repealed and new By-Laws may be adopted
(1) at any annual or special meeting of stockholders, by the affirmative vote of the holders of the shares of Common Stock voting in accordance with Section 2(a)(ii) of Article IV; provided, however, that in the case of any such stockholder action at a special meeting of stockholders, notice of the proposed alteration, repeal or adoption of the new By-law or By-Laws must be contained in the notice of such special meeting, or (2) by the affirmative vote of a majority of the Whole Board.

                                 ARTICLE VIII
                   Amendment of Certificate of Incorporation

          The Corporation reserves the right at any time from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and, except as set forth in Article X, all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.

                                  ARTICLE IX
                                Corporate Action

          In addition to any other considerations which the Board may lawfully take into account, in determining whether to take or to refrain from taking corporate action on any matter, including making or declining to make any recommendation to the stockholders of the Corporation, the Board may in its discretion consider the long-term as well as short-term best interests of the Corporation (including the possibility that these interests may be best served by the continued independence of the Corporation), taking into account, and weighing as the directors deem appropriate, the effects of such action on employees, suppliers and customers of the Corporation and its subsidiaries and the effect upon communities in which offices or other facilities of the Corporation are located, and any other factors the directors consider pertinent.

                                   ARTICLE X
                       Limited Liability; Indemnification

          SECTION 1.  Limited Liability of Directors.  A director of the
                      ------------------------------
Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended.
Neither the amendment nor repeal of Section 1 of this Article X shall eliminate or reduce the effect of Section 1 of this Article X in respect of any matter occurring, or any cause of action, suit or claim that, but for Section 1 of this
Article X would accrue or arise, prior to such amendment or repeal.

          SECTION 2.  Indemnification and Insurance.  (a) Right to
                      -----------------------------
Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, to the fullest extent permitted by law, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgment, fines, amounts paid or to be paid in settlement, and excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974, as in effect from time to time) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer, and shall inure to the benefit of such person's heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) of this Section, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in this Section shall be a contract right and shall include the right to have the Corporation pay the expenses incurred in defending any such proceeding in advance of its final disposition; any advance payments to be paid by the Corporation within 20 calendar days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that, if and to the extent the DGCL requires, the payment of such expenses incurred by a director or officer in such person's capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification, and rights to have the Corporation pay the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

          (b) Right of Claimant to Bring Suit. If a claim under paragraph (a) of this Section is not paid in full by the Corporation within 30 calendar days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

          (c) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person (including, without limitation, any person other than an officer or director of the Corporation) may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Laws, agreement, vote of stockholders or disinterested directors or otherwise. No repeal or modification of this Article shall in any way diminish or adversely affect the rights of any director or officer of the Corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

          (d) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

          (e) Severability. If any provision or provisions of this Article X shall be held to be invalid, illegal or unenforceable for any reason whatsoever:
(1) the validity, legality and enforceability of the remaining provisions of this Article X (including, without limitation, each portion of any paragraph of this Article X containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Article X (including, without limitation, each such portion of any paragraph of this Article X containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

          IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be duly executed this 12th day of December, 1997.


By: /s/ Roxanne S. Austin
   __________________________________
   Name: Roxanne S. Austin
   Title: Vice President

                             CERTIFICATE OF MERGER

                                      OF

                               RAYTHEON COMPANY

                                 WITH AND INTO

                               HE HOLDINGS, INC.

                               Under Section 251

                                      of

                     the Delaware General Corporation Law

        THE UNDERSIGNED, HE Holdings, Inc. ("Defense") and Raytheon Company ("Raytheon"), in connection with the merger of Raytheon with and into Defense (the "Merger"), hereby certify as follows:

        FIRST: The name and the state of incorporation of each of the constituent corporations are:

        Name                                    State of Incorporation
        ----                                    ----------------------

HE Holdings, Inc.                                       Delaware

Raytheon Company                                        Delaware

        SECOND: An agreement and plan of merger relating to the Merger (the "Agreement of Merger") has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 251 of the Delaware General Corporation Law.

        THIRD: The name of the surviving corporation of the Merger is HE Holdings, Inc.

        FOURTH: The Certificate of Incorporation of the surviving corporation shall be the Amended and Restated Certificate of Incorporation of HE Holdings, Inc. as filed with the Secretary of State of Delaware on December 12, 1997; provided, however, that Article I thereof shall be amended and restated as of the effectiveness of the Merger to read as follows:

                                  "Article I
                                     Name

                The name of the corporation (which is hereafter referred to as the "Corporation") is Raytheon Company."

        FIFTH: The merger shall be effective at and as of 5:00 p.m. (Eastern
Time) on December 17, 1997.

        SIXTH: The executed Agreement of Merger is on file at the principal place of business of the surviving corporation at 141 Spring Street, Lexington, Massachusetts 02173.

        SEVENTH: A copy of the Agreement of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of either constituent corporation.

        IN WITNESS WHEREOF, the undersigned corporations have duly executed this Certificate this 17th day of December 1997.



                                        RAYTHEON COMPANY


                                        By: /s/ Thomas D. Hyde
                                           ---------------------------------
                                           Name:  Thomas D. Hyde
                                           Title: Vice President and General
                                                  Counsel


                                        HE HOLDINGS, INC.


                                        By: /s/ J.L. Williamson
                                           ------------------------
                                           Name:  J.L. Williamson
                                           Title: Assistant Secretary



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